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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




To the Trustees of Scudder State Tax Free Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Scudder State Tax Free Trust on Form N-1A of our reports dated May 4, 1998, May 4, 1998, May 4, 1998, May 5, 1998 and May 5, 1998 on our audits of the financial statements and financial highlights of Scudder Massachusetts Tax Free Fund, Scudder Pennsylvania Tax Free Fund, Scudder Ohio Tax Free Fund, Scudder New York Tax Free Fund, and Scudder New York Tax Free Money Fund, respectively, which reports are included in the Annual Reports to Shareholders for the year ended March 31, 1998 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts".




                                                  /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                             PricewaterhouseCoopers LLP
July 29, 1998